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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of Earliest Event Reported): January 5, 1998


                             THE GRAND UNION COMPANY
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              (Exact Name of Registrant as Specified in its Charter


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-26602                                          22-1518276
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(Commission File Number)                    (I.R.S. Employer Identification No.)


201 Willowbrook Boulevard
Wayne, New Jersey                                             07470
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(Address of Principal Executive Offices)                    (Zip Code)


                                 (973) 890-6000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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NYFS03...:\18\50318\0005\1708\FRM1278L.08A
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Item 5.     OTHER EVENTS.

I. On January 5, 1998, the Board of Directors of The Grand Union Company (the "Company") elected Jack W. Partridge, Jr. to serve as the Chief Administrative Officer of the Company. In connection with such appointment, the Company and Mr. Partridge entered into an Employment Agreement (the "Employment Agreement"), dated as of January 5, 1998 (the "Effective Date"). On January 15, 1998, Mr. Partridge was elected Vice Chairman of the Board of Directors. The following description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, filed as Exhibit 99.1 hereto and incorporated herein by reference.

            The Employment Agreement provides, among other things, as follows:

            (a) The term of Mr. Partridge's employment pursuant to the Employment Agreement shall commence on the Effective Date and shall continue until January 4, 2002 (the "Term").

            (b) Mr. Partridge shall earn, and the Company shall pay, cash compensation during the Term of:

                 (i) a one-time signing bonus of $75,000;

                (ii) base salary at an annual rate of $350,000 per year, prorated based on the actual number of weeks worked during the fiscal years ending 1998 and 2002;

               (iii) bonus compensation in an amount determined by the Company's Compensation Committee based on the achievement of percentage and performance targets established by the Compensation Committee, subject to the following: (x) for the fiscal year ending March 28, 1998 and the first half of the fiscal year ending March 27, 1999, the minimum bonus payable for such period shall be 100% of Mr. Partridge's base salary paid for such period; and (y) for the second half of the fiscal year ending March 27, 1999, the maximum bonus payable shall be 125% of Mr. Partridge's base salary for the applicable period; and

                (iv) payment or reimbursement of the reasonable costs of local accommodations for Mr. Partridge and appropriate travel expenses for Mr. Partridge between such accommodations and Wayne, New Jersey.

            (c) The Company granted to Mr. Partridge options to purchase up to 450,000 shares (the "Options") of the Company's Common Stock on the terms and subject to the conditions set forth below and in the Company's 1995 Equity Incentive Plan, consisting of the following:



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                 (i) Options to purchase 175,000 shares at an exercise price equal to $2.0625 (the closing price as reported by NASDAQ SmallCap Market on the Effective Date), exercisable immediately;

                (ii) Options to purchase 75,000 shares at an exercise price equal to $2.0625, which shall become exercisable if and when the Company shall have earnings before interest, tax, depreciation and amortization expense of an aggregate of at least $147 million for any 13 continuous 4 week fiscal reporting periods commencing on the Effective Date and ending on or before the end of the Company's fiscal year ending in 2000;

               (iii) Options to purchase 100,000 shares at an exercise price equal to $3.0625, exercisable on or after January 5, 1999; and

                (iv) Options to purchase 100,000 shares at an exercise price equal to $4.0625, exercisable on or after January 5, 2000.

            (d) Mr. Partridge will be credited with seven (7) additional years of service for purposes of the Company's Supplemental Retirement Plan for Key Executives if he is employed by the Company on the fourth (4th) anniversary of the Effective Date.

The Employment Agreement also contains provisions concerning other employee benefits, rights or termination, payments and other benefits on termination under certain circumstances, confidentiality, and non-competition, which are customary for agreements with executives in Mr. Partridge's position.

II. Reference is made to the Press Release, dated January 27, 1998, attached hereto as Exhibit 99.2 and incorporated herein by reference.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits

            99.1 Employment Agreement, dated as of January 5, 1998, by and between The Grand Union Company and Jack W. Partridge, Jr.

            99.2 Press Release, dated January 27, 1998.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     THE GRAND UNION COMPANY

Dated: January 27, 1998              By: /s/ Jeffrey P. Freimark
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                                      Name:  Jeffrey P. Freimark
                                      Title: Executive Vice President
                                              and Chief Financial Officer











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                                  EXHIBIT INDEX


                                     Exhibit
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99.1     Employment Agreement, dated as of October 3, 1997, by and between The
         Grand Union Company and Jack W. Partridge, Jr.

99.2     Press Release, dated January 27, 1998